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                                                          EXHIBIT 23 (d)(xvi)(a)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                             SUB-ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 2005
                                      AMONG
                                 WT MUTUAL FUND,
                      RODNEY SQUARE MANAGEMENT CORPORATION

                                       AND

                   WILMINGTON TRUST INVESTMENT MANAGEMENT LLC



                                      FUNDS

                        Wilmington Broad Market Bond Fund
                   Wilmington Multi-Manager International Fund
                         Wilmington Large-Cap Core Fund
                        Wilmington Large-Cap Growth Fund
                     Wilmington Multi-Manager Large-Cap Fund
                         Wilmington Large-Cap Value Fund
                      Wilmington Multi-Manager Mid-Cap Fund
                         Wilmington Municipal Bond Fund
                       Wilmington Prime Money Market Fund
              Wilmington Multi-Manager Real Estate Securities Fund
                  Wilmington Short/ Intermediate-Term Bond Fund
                         Wilmington Short-Term Bond Fund
                         Wilmington Small-Cap Core Fund
                     Wilmington Multi-Manager Small-Cap Fund
                     Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                   Wilmington Aggressive Asset Allocation Fund
                    Wilmington Moderate Asset Allocation Fund
                  Wilmington Conservative Asset Allocation Fund
                          Wilmington Mid-Cap Core Fund
                        Wilmington Small-Cap Growth Fund
                         Wilmington Small-Cap Value Fund
                         Wilmington ETF Allocation Fund


Dated: November 29, 2005